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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:     (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        On May 15, 2006, the shareholders of Great Eastern Bank approved the Agreement and Plan of Merger, dated as of February 16, 2006, among Cathay General Bancorp, Cathay Bank, and Great Eastern Bank ("Agreement"). As a result of the approval and pursuant to the terms of the Agreement, Great Eastern Bank merged with and into Cathay Bank at the close of business on May 15, 2006 ("Merger").

        As previously disclosed, on April 7, 2006, Cathay General Bancorp purchased 84.1% of Great Eastern Bank's shares for cash of $40.2 million and 1,181,164 shares of Cathay General Bancorp common stock.  As a result of the Merger, and pursuant to the Agreement, the remaining 275,621 outstanding shares of Great Eastern Bank common stock not already owned by Cathay General Bancorp have been converted into the right to receive $58.44 in cash for each Great Eastern Bank share.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2006

                                                                                            CATHAY GENERAL BANCORP

                                                                                            By:  /s/ Heng W. Chen

                                                                                                   Heng W. Chen

                                                                                                   Executive Vice President and Chief

                                                                                                   Financial Officer